Securian Financial Group, Inc.
400 Robert Street North
St. Paul, MN  55101-2098
www.securian.com
651.665.3500

                                                                [SECURIAN LOGO]

May 7, 2008


Minnesota Life Insurance Company
400 Robert Street North
St. Paul, Minnesota 55101

Re: Minnesota Life Insurance Company
    Minnesota Life Individual Variable Universal Life Account
    Pre-Effective Amendment Number 1
    File Number 333-148646

Gentlepersons:

In my capacity as counsel for Minnesota Life Insurance Company (the "Company"), I have reviewed certain legal matters relating to the Company's Separate Account entitled Minnesota Life Individual Variable Universal Life Account (the "Account") in connection with the Pre-Effective Amendment Number 1 to its Registration Statement on Form N-6. This Registration Statement is to be filed by the Company and the Account with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to certain variable life insurance policies.

Based upon that review, I am of the following opinion:

   1. The Account is a separate account of the Company duly created and validly existing pursuant of the laws of the State of Minnesota; and

   2. The issuance and sale of the variable life insurance policies funded by the Account have been duly authorized by the Company and such policies, when issued in accordance with and as described in the current Prospectus contained in the Registration Statement, and upon compliance with applicable local and federal laws, will be legal and binding obligations of the Company in accordance with their terms.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

/s/ Michael P. Boyle

Michael P. Boyle
Senior Counsel

MPB:jmk

Securian Financial Group provides financial security for individuals and businesses through its subsidiaries including Minnesota Life Insurance Company, Advantus Capital Management, Securian Financial Services and Securian Trust Company.
F62483  02-2005